                                                                     EXHIBIT 3.1

Amendments to St. Mary By-Laws Adopted July 19, 2001:
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         Section 4(b) of the By-Laws is amended to read as follows:

                              (b) Special meetings of the Stockholders  shall be
                    held at the place prescribed for the annual meetings, unless otherwise  ordered  by the  Board of  Directors,  and may be called by the Chairman of the Board and the  President or on the written  request of any four  Directors  who may include the Chairman of Board or the President.

         Section 4(e) of the By-Laws is amended to read as follows:

                              (e) Notice of the  meetings and the conduct of the
                    same  shall be as  prescribed  by the  Board  of  Directors, subject  to  applicable  law and  the  provisions  of  these
                    By-Laws.

         The following subsections (g) and (h) shall be added to Section 4 of the By-Laws:

                              (g) At an annual meeting of the Stockholders, only
                    such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any  supplement  thereto)  given by or at the direction of the Board of Directors (or any duly  authorized committee  thereof),  (ii) otherwise properly brought before the annual  meeting by or at the  direction  of the Board of
                    Directors (or any duly  authorized  committee  thereof),  or
                    (iii) otherwise  properly  brought before the annual meeting
                    by  any   Stockholder  of  the  Corporation  (A)  who  is  a
                    Stockholder  of record  on the date of the  giving of notice provided for in this  subsection  (g) and on the record date for the  determination  of Stockholders  entitled to vote at such  annual  meeting and (B) who  complies  with the notice procedures set forth in this subsection (g).

                              In addition to any other applicable  requirements,
                    for business to be properly brought before an annual meeting by a Stockholder,  such  Stockholder  must have given timely notice  thereof in proper  written form to the  Secretary of the Corporation.

                              To  be  timely,  a  Stockholder's  notice  to  the
                    Secretary  must be delivered  to, or mailed and received at, the principal  executive offices of the Corporation not less than  seventy-five  (75) days nor more than one hundred five
                    (105)  days  prior  to the  first  anniversary  date  of the immediately  preceding  annual meeting of the  Stockholders, provided, however, that if the date of the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, in order to be timely notice by the  Stockholder  must be so  delivered  or received  not later  than the close of  business  on the tenth  (10th) day following the day on which public  disclosure of the date of the annual meeting is first made.

                              To be in  proper  written  form,  a  Stockholder's
                    notice to the Secretary must set forth as to each matter the
                    Stockholder  proposes to bring before the annual meeting (i)
                    a brief  description  of the proposal  desired to be brought before the annual  meeting and the  reasons  for  conducting such  business  at the  annual  meeting,  (ii)  the name and address,  as they appear on the Corporation's  books, of the
                    Stockholder   proposing   such   business   and  any   other
                    Stockholders known by such Stockholder to be supporting such proposal,  (iii)  the  class  and  number  of  shares of the
                    Corporation's capital stock which are owned beneficially and of record by the Stockholder on the date of such Stockholder
                    notice  and  by  any  other   Stockholders   known  by  such
                    Stockholder  to be  supporting  such proposal on the date of
                    such   Stockholder   notice,   (iv)  a  description  of  all
                    arrangements or understandings  between such Stockholder and any  other  person or  persons  (including  their  names) in connection  with  the  proposal  of  such  business  by such
                    Stockholder and any material interest of such Stockholder in such proposal and (v) a representation that such Stockholder intends  to  appear  in  person  or by proxy  at the  annual meeting to bring such business before the meeting.

                              No  business  shall  be  conducted  at  an  annual
                    meeting of the  Stockholders  except business brought before the annual  meeting in accordance  with the  procedures  set forth in this subsection (g), provided,  however,  that once business has been properly brought before the annual meeting
                    in  accordance  with  such   procedures,   nothing  in  this
                    subsection (g) shall be deemed to preclude discussion by any
                    Stockholder  of any such  business.  If the  Chairman  of an annual  meeting  determines  that  business was not properly brought  before the annual  meeting in  accordance  with the foregoing  procedures,  the  Chairman  shall  declare to the meeting that the business  was not properly  brought  before the meeting and such business shall not be transacted.

                              (h) Only persons who are  nominated in  accordance
                    with the  following  procedures  shall be  eligible  for the election as Directors  of the  Corporation.  Nominations  of persons for election to the Board of  Directors  may be made at any annual meeting of the Stockholders, or at any special meeting  of the  Stockholders  called  for  the  purpose  of electing  Directors  (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof),  or
                    (ii)  by any  Stockholder  of the  Corporation  (A) who is a
                    Stockholder  of  record  on the  date of the  giving  of the notice provided for in this subsection (h) and on the record date for the determination of Stockholders  entitled to vote for the  election of  Directors  at such meeting and (B) who complies  with  the  notice  procedures  set  forth  in this subsection (h).

                              In addition to any other applicable  requirements,
                    for  a  nomination  to  be  made  by  a   Stockholder   such
                    Stockholder  must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                              To  be  timely,  a  Stockholder's  notice  to  the
                    Secretary  must be delivered  to, or mailed and received at, the principal  executive  offices of the  Corporation (i) in the case of an annual meeting of the Stockholders,  not less than  seventy-five  (75) days nor more than one hundred five
                    (105)  days  prior  to the  first  anniversary  date  of the immediately  preceding  annual meeting of the  Stockholders, provided, however, that if the date of the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, in order to be timely notice by the  Stockholder  must be so  delivered  or received  not later  than the close of  business  on the tenth  (10th) day following the day on which public  disclosure of the date of the annual  meeting is first made, and (ii) in the case of a special meeting of the  Stockholders  called for the purpose of electing Directors,  not later than the close of business on the tenth  (10th) day  following  the day on which public disclosure of the date of such meeting is first made.

                              To be in  proper  written  form,  a  Stockholder's
                    notice to the Secretary must set forth (i) as to each person whom the Stockholder  proposes to nominate for election as a
                    Director,  (A) the name, age, business address and residence address  of the  person,  (B) the  principal  occupation  or employment of the person, (C) the class and number of shares
                    of  capital  stock  of  the   Corporation   that  are  owned
                    beneficially and of record by the person,  and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings  required to be made in connection with  solicitations  of proxies for
                    election  of  directors   pursuant  to  Section  14  of  the
                    Securities  Exchange Act of 1934, as amended (the  "Exchange
                    Act"), and the rules and regulations promulgated thereunder, and (ii) as to the  Stockholder  giving the notice,  (A) the name and address, as they appear on the Corporation's books, of such  Stockholder,  (B) the class and number of shares of the Corporation's capital stock which are owned beneficially and of  record  by  such  Stockholder  on the  date  of such
                    Stockholder notice, (C) a description of all arrangements or understandings  between such  Stockholder  and each proposed nominee  and any other  person or persons  (including  their names) pursuant to which the nomination(s) are to be made by such Stockholder, (D) a representation that such Stockholder intends  to appear in person or by proxy at the  meeting  to nominate  the persons  named in the notice and (E) any other information  relating  to such  Stockholder  that  would  be required  to be  disclosed  in a proxy  statement  or  other filings required to be made in connection with solicitations of proxies for election of directors  pursuant to Section 14
                    of  the   Exchange   Act  and  the  rules  and   regulations
                    promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

                              No person  shall be  eligible  for  election  as a
                    Director of the Corporation  unless  nominated in accordance with the procedures set forth in this subsection (h). If the
                    Chairman of the meeting of the Stockholders  determines that a nomination  was not made in accordance  with the foregoing procedures,  the Chairman  shall declare to the meeting that the nomination  was defective and such defective  nomination shall be disregarded.

         Section 5(g) of the By-Laws is amended to read as follows:

                              (g) In  case  of any  increase  in the  number  of
                    Directors, or of any vacancy in the Board of Directors,  the additional  Director or Directors  shall be elected,  or, as the case may be, the vacancy or vacancies shall be filled by the Board of  Directors  at any  meeting by the  affirmative
                    vote   of   a   majority   of   the   remaining   Directors,
                    notwithstanding  that the  remaining  Directors  may be less than  a  quorum,  or by the  sole  remaining  Director.  The
                    Directors  so chosen shall hold office until the next annual meeting  of  Stockholders  and until  their  successors  are elected and qualify or until their  earlier  resignation  or removal.

         Section 5 of the By-Laws is amended by the addition of paragraph (l)
thereto to read as follows:

                              (l) A Director  of the Company may be removed by a
                    vote of the  Stockholders  for cause,  as  determined by the written opinion of independent counsel of the Company.